Exhibit 99.1

Digital Realty Announces Pricing of Euro-Denominated Bonds

SAN FRANCISCO, CA – June 17, 2020 – Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today that Digital Dutch Finco B.V., an indirect wholly owned finance subsidiary of the company’s operating partnership, Digital Realty Trust, L.P., priced an offering of €500,000,000 of Euro-denominated 1.250% Guaranteed Notes due 2031 (the “Euro Notes”).

The Euro Notes will be senior unsecured obligations of Digital Dutch Finco B.V. and will be fully and unconditionally guaranteed by the company and the operating partnership. Interest on the Euro Notes will be payable annually in arrears at a rate of 1.250% per annum from and including June 26, 2020 and will mature on February 1, 2031. Closing of the offering is expected to occur on June 26, 2020, subject to the satisfaction of customary closing conditions.

The company intends to use the net proceeds from the offering of the Euro Notes to temporarily repay borrowings outstanding under the operating partnership’s global revolving credit facilities, acquire additional properties or businesses, fund development opportunities, invest in interest-bearing accounts and short-term, interest-bearing securities consistent with the company’s intention to qualify as a REIT for U.S. federal income tax purposes, and to provide for working capital and other general corporate purposes, including potentially for the repayment of other debt, or the repurchase, redemption or retirement of outstanding debt or equity securities, or a combination of the foregoing.

The Euro Notes are being sold only outside the United States in reliance on Regulation S under the U.S. Securities Act of 1933, as amended. The Euro Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Euro Notes, nor shall there be any offer, solicitation or sale of the Euro Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the timing and consummation of the offering of the Euro Notes and the expected use of the net proceeds. The company can provide no assurances that it will be able to complete the offering on the anticipated terms, or at all. For a further list and description of such risks and uncertainties, see the company’s reports and other filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reg S Statement

This communication is not an offer to sell or a solicitation of an offer to buy securities of Digital Realty Trust, Inc. or its subsidiaries. The securities have not been and will not be registered under the Securities Act, or with any securities regulatory authority of any state or other jurisdiction of the United States. Consequently, the securities may not be offered, sold, resold, transferred, delivered or distributed, directly or indirectly, into or within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable securities laws of any state or other jurisdiction of the United States. Any offering of the securities will be conducted pursuant to Regulation S under the Securities Act.

Notice to EEA Retail Investors

The Euro Notes are not intended to be offered, sold or otherwise made available to and, with effect from such date, should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (recast) (as amended, the “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling any in scope instrument or otherwise making such instruments available to retail investors in the EEA or in the United Kingdom has been prepared. Offering or selling the Euro Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation. This communication has been prepared on the basis that any offers or sales of Euro Notes in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers or sales of Euro Notes. This communication is not a prospectus for the purposes of the Prospectus Regulation.

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